EXHIBIT 10.4

THIRD AMENDMENT TO

PEDEVCO CORP.

2021 EQUITY INCENTIVE PLAN

This Third Amendment (“Third Amendment”) to the PEDEVCO Corp. 2021 Equity Incentive Plan (the “2021 Plan”), is made and adopted by the Board of Directors of PEDEVCO Corp., a Texas corporation (the “Company”), on July 9, 2026 effective as of the date approved by stockholders of the Company at a duly called meeting of stockholders (the “Amendment Date”). Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2021 Plan (as amended).

RECITALS

A. The Company currently maintains the 2021 Plan.

B. The Board of Directors believes it is in the best interests of the Company and its stockholders to amend the 2021 Plan to increase the number of shares of common stock subject to the 2021 Plan and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The 2021 Plan is hereby amended as follows, effective as of the Amendment Date.

1. Section 3(a). Section 3(a) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(a) Stock Subject to the Plan. Subject to adjustment in accordance with Section 3(b) and any adjustments pursuant to Section 13 of this Plan, the aggregate number of Shares that may be issued pursuant to Awards will not exceed 1,800,000 shares.”

2. Section 15(a)(i). Section 15(a)(i) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of 1,800,000 Shares may be issued as ISOs under the Plan.”

3. Section 15(b)(ii). Section 15(b)(ii) of the 2021 Plan is hereby deleted and replaced in its entirety with the following:

“(ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is 1,800,000 Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of 1,800,000 Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of 1,800,000 Shares on the Grant Date.”

4. This Third Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the 2021 Plan.

5. Except as expressly provided herein, all terms and conditions of the 2021 Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer as of the Amendment Date, being August 27, 2026, the date on which this Third Amendment was approved by the stockholders of the Company at the 2026 annual meeting of stockholders.

PEDEVCO CORP.

By:	/s/ J. Douglas Schick
Name:	J. Douglas Schick
Title:	President and Chief Executive Officer
Date:	August 27, 2026

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